UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 1, 2019

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPLK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2019, Splunk Inc. (the “Company”) completed its previously announced acquisition (the “Acquisition”) of SignalFx, Inc., a Delaware corporation (“SignalFx”), pursuant to that certain Agreement and Plan of Mergers, dated as of August 21, 2019, by and among the Company, certain of its wholly owned subsidiaries, SignalFx, and Fortis Advisors LLC (solely in its capacity as the representative of certain of the equityholders of SignalFx) (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, at the closing of the Acquisition, the Company paid, for the benefit of the stockholders and other holders of securities of SignalFx, an aggregate amount of approximately $1.05 billion in consideration, excluding adjustments, consisting of approximately $581 million in cash and 2,991,331 shares of the Company’s common stock, a portion of which cash and stock was deposited in escrow to serve as security for potential indemnification claims under the Merger Agreement. Outstanding SignalFx stock options that were vested at the closing of the Acquisition were cancelled in exchange for either a cash payment or, in the case of certain key employees, payments consisting of 60% cash and 40% Company common stock. Outstanding SignalFx stock options that were unvested at the closing of the Acquisition were converted into options to purchase Company common stock, outstanding restricted shares of SignalFx common stock were converted into restricted shares of Company common stock, and outstanding SignalFx restricted stock units were exchanged for Company restricted stock units.

The cash portion of the purchase price was funded through the Company’s available cash and cash equivalents.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending October 31, 2019.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 2.01 of this Current Report on Form 8-K which is incorporated into this Item 3.02 by reference. In accordance with the Merger Agreement, a portion of the consideration to be delivered to certain former equityholders of SignalFx who are accredited investors consists of shares of the Company’s common stock. These shares of Company common stock will be issued pursuant to exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act, Regulation D promulgated under the Securities Act or Regulation S promulgated under the Securities Act. The Company has agreed to provide such equityholders with certain registration rights with respect to the shares of Company common stock issued in the Acquisition.

Item 7.01 Regulation FD Disclosure.

On October 2, 2019, the Company issued a press release announcing that it had completed the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K no later than December 17, 2019.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K no later than December 17, 2019.

(d)	Exhibits

The following exhibit is furnished with this report:

99.1	Press release issued by Splunk Inc. dated October 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLUNK INC.

By:	/s/ Jason Child
Jason Child Senior Vice President and Chief Financial Officer

Date: October 2, 2019